Exhibit 99.2

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $27.1 MILLION FIRST QUARTER REVENUE, UP 41%

SUNNYVALE, CALIF. April 29, 2004 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in operative surgical robotics, today reported first quarter 2004 sales of $27.1 million, increasing 41% from $19.2 million for the first quarter of 2003. Higher sales were driven by continued recurring revenue growth and da Vinci® Surgical System fourth arm upgrade shipments. First quarter 2004 recurring revenue, consisting of instrument, accessory, service and training revenue, totaled $12.5 million, up 125% over the prior year and up $2.4 million, or 24%, sequentially from the fourth quarter of 2003. First quarter 2004 recurring revenue increased to 46% of total sales from 29% during the first quarter of 2003.

First quarter 2004 system revenue increased to $14.6 million from $13.7 million during the first quarter 2003. Intuitive sold 14 da Vinci® Surgical Systems during the first quarter of 2004, equal to the first quarter of 2003. Intuitive also shipped 11 da Vinci® Surgical System fourth arms during the first quarter 2004. Intuitive ended the first quarter 2004 with 224 cumulative da Vinci® Surgical Systems sold, compared to 163 at the end of the first quarter 2003.

	Three Months Ended,
	3/31/04	3/31/03	Increase
Revenue ($Millions)
Systems	$14.6	$13.7	$0.9
Instruments/Accessories	7.9	3.6	4.3
Service/Training	4.6	1.9	2.7

	$27.1	$19.2	$7.9

Cumulative da Vinci® Surgical System Unit Sales
Placements	14	14	—
Cumulative Placements	224	163	61

Gross profit increased to $15.8 million, or 58.5% of sales, for the first quarter 2004, compared to $9.7 million, or 50.6% of sales for the first quarter 2003. Higher first quarter 2004 gross profit margin resulted primarily from lower product material costs and productivity gains.

First quarter 2004 operating expenses of $15.6 million increased $2.7 million from first quarter 2003 operating expenses of $12.9 million. First quarter 2004 operating expenses included a $0.7 million charge taken in the first quarter 2004 to shut down the former Computer Motion Goleta, California site and consolidate operations at the Intuitive corporate headquarters in Sunnyvale, California.

Intuitive reported first quarter 2004 net income of $0.9 million, or $0.02 per diluted share, compared to a net loss of $2.3 million, or $0.12 per share for the first quarter 2003.

Intuitive ended the first quarter 2004 with $115.8 million in cash and short-term investments, up $2.9 million from $112.9 million at December 31, 2003.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical said, “We are pleased with our accelerating recurring revenue growth and our return to profitability this quarter, post our acquisition of Computer Motion. We expect to grow our profitability in future quarters.”

The company will also announce these results at a conference call today at 1:30 PM PST. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 484-630-4228 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

INTUITIVE SURGICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended,
	3/31/04	3/31/03
Sales:
Products	$22,471	$17,292
Services	4,588	1,943

Total sales	27,059	19,235

Cost of sales:
Products	8,813	7,772
Services	2,410	1,722

Total cost of sales	11,223	9,494

Gross profit	15,836	9,741
Gross profit %	58.5%	50.6%
Operating costs and expenses:
Selling, general, and administrative	10,243	9,453
Research and development	5,310	3,423

Total operating costs and expenses	15,553	12,876

Income (loss) from operations	283	(3,135)
Other income, net	606	842

Income (loss) before income tax provision	889	(2,293)
Income tax provision	36	—

Net income (loss)	$853	$(2,293)

Net earnings (loss) per share—
Basic	$0.03	$(0.12)

Diluted	$0.02	$(0.12)

Weighted average shares outstanding
used to compute net earnings (loss)
per share—
Basic	33,282	18,431

Diluted	34,137	18,431

INTUITIVE SURGICAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	Unaudited
	3/31/04	12/31/03 (a)
Assets
Current assets:
Cash and cash equivalents	13,346	11,335
Short-term investments	102,489	101,614
Accounts receivable, net	27,324	26,820
Inventories, net	7,983	8,788
Prepaid expenses	3,338	3,203
Restricted cash equivalents	213	188

Total current assets	154,693	151,948
Property and equipment, net	9,384	10,288
Restricted cash equivalents	348	642
Intangible assets, net	7,622	8,089
Goodwill	143,332	143,106
Other assets	960	921

Total assets	$316,339	$314,994

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	4,670	5,894
Accrued compensation and employee benefits	3,651	5,267
Warranty accrual	334	702
Restructuring accrual	1,160	971
Other accrued liabilities	6,413	8,432
Deferred revenue	12,998	11,345
Current portion of notes payable	998	1,030

Total current liabilities	30,224	33,641
Long-term debt	435	695
Deferred revenue	991	1,148
Other accrued liabilities	534	553
Stockholders’ equity
Common stock	33	33
Preferred stock	—	—
Additional paid-in capital	420,675	416,559
Deferred compensation	(84)	(99)
Accumulated deficit	(137,561)	(138,414)
Accumulated other comprehensive income	1,092	878

Total stockholders’ equity	284,155	278,957

Total liabilities and stockholders’ equity	$316,339	$314,994

(a)—Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.